Exhibit 15.1
October 26, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated April 28, 2021, July 28, 2021 and October 26, 2021 on our reviews of interim financial information of Otis Worldwide Corporation, which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, are incorporated by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut